As filed with the Securities and Exchange Commission on December 24, 2002





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

  ----------------------------------------------------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         WESTERN COPPER HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)



British Columbia, Canada                                         N/A
---------------------------------                       ---------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)




          Suite 1550-1185 West Georgia Street, Vancouver, B.C. V6E 4E6
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                             2002 Stock Option Plan
                             2000 Stock Option Plan
                             1998 Stock Option Plan
                         1996 Amended Stock Option Plan
                         ------------------------------
                            (Full title of the plans)



                               Jeffrey Giesbrecht
                       Suite 1550-1185 West Georgia Street
                             Vancouver, B.C. V6E 4E6
                       -----------------------------------
                     (Name and address of agent for service)

                                 (604) 684-9384
                  ------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
Title of each class                    Proposed maximum     Proposed maximum
of securities to be    Amount to be   offering price per   aggregate offering       Amount of
registered              registered         share                 price           registration fee
-------------------------------------------------------------------------------------------------
Common Shares            4,376,500        $ 2.25(1)             $9,847,125             $906
underlying Stock
Option Plans
=================================================================================================

(1) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of the common stock of the Registrant on December 19, 2002, as reported on the Toronto Stock Exchange, being CDN$3.475 and an exchange rate of US$1=CDN$1.5475.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:

(1) Registrant's Annual Report on Form 20-F for the fiscal year ended September 30, 2001;

(2) Registrant's Quarterly Report on Form 6-K for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002;

(3) The Description of Securities in Item 1 of the Registration Statement on Form 8-B for registration of the Registrant's common stock pursuant to
    Section 12(g) of the Exchange Act.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Securities and Exchange Commission.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4.  Description of Securities.

     The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Section 17.2 of the Company's Articles states that subject to the provisions of the Company Act, which requires approval of the British Columbia Supreme Court, the directors shall cause the Company to indemnify a director or former director of the Company, and the directors may cause the Company to indemnify a director or former director of the corporation of which the Company is or was a shareholder, and in either case the heirs and personal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

     Section 17.2 of the Company's Articles states that subject to the provisions of the Company Act, which requires approval of the British Columbia Supreme Court, the directors may cause the Company to indemnify any officer, employee or agent of the Company, or of a corporation of which the Company is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. The forgoing shall apply notwithstanding that such agent is also a director. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company, and his heirs and legal representatives, against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity. The forgoing shall apply even thought the Secretary or Assistant Secretary is not a full-time employee of the Company and notwithstanding that he may also be a director.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number    Description of Exhibit
--------------    ----------------------

     5.1          Opinion of Jeff Giesbrecht dated December 19, 2002.

    10.1          2002 Stock Option Plan.

    10.2          2000 Stock Option Plan.

    10.3          1998 Stock Option Plan.

    10.4          1996 Amended Stock Option Plan.

    23.1          Consent of Jeffrey Giesbrecht (contained in Exhibit 5.1).

    23.2          Consent of PricewaterhouseCoopers, Independent Auditors.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than for the payment of expenses by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of the Registrant's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia.

                                            WESTERN COPPER HOLDINGS LIMITED,
                                            a British Columbia corporation


Dated:   December 19, 2002          By:     /S/ DALE CORMAN
                                            ------------------------------------
                                            Dale Corman
                                            (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.



Dated:   December 19, 2002          By:     /S/ DALE CORMAN
                                            ------------------------------------
                                            Dale Corman
                                            (Principal  Executive   Officer  and
                                            Director)


Dated:   December 19, 2002          By:     /S/ THOMAS C. PATTON
                                            ------------------------------------
                                            Thomas C. Patton
                                            (Director)


Dated:   December 19, 2002          By:     /S/ MICHAEL HALVORSON
                                            ------------------------------------
                                            Michael Halvorson
                                            (Director)


Dated:   December 19, 2002          By:     /S/ ROBERT QUARTERMAIN
                                            ------------------------------------
                                            Robert Quartermain
                                            (Director)

Dated:   December 19, 2002          By:     /S/ LAWRENCE PAGE
                                            ------------------------------------
                                            Lawrence Page
                                            (Director)

Dated:   December 19, 2002          By:     /S/ KLAUS ZEITLER
                                            ------------------------------------
                                            Klaus Zeitler
                                            (Director)

Dated:   December 19, 2002          By:     /S/ ROBERT J. GAYTON
                                            ------------------------------------
                                            Robert J. Gayton
                                            (Principal  Accounting  Officer  and
                                            Principal Financial Officer)